Careview Communicaions, Inc. 10-Q

Exhibit 10.80

Agreement

THIS AGREEMENT is made this 31st day of May, 2011 (“Effective Date”) by and between CareView Communications, Inc., a Nevada corporation (“CareView”) and Dennis McGonigal (“McGonigal”), an individual resident of Florida.

RECITALS

WHEREAS, CareView desires for McGonigal to assist it through the utilization of his experience in, and knowledge of, the medical industry to consult and advise CareView regarding its business; and

WHEREAS, McGonigal desires to assist CareView by consulting and advising CareView;

COVENANTS

In consideration of their mutual covenants and agreements contained herein and the mutual benefits to be derived therefrom, the parties, intending to be legally bound, hereby covenant and agree as follows:

ARTICLE 1

CONSULTING

1.1           Consultation.  McGonigal will consult and advise CareView on its business as requested by CareView on a reasonable basis.

1.2           Compensation.  CareView will issue McGonigal a warrant to purchase 100,000 shares of CareView common stock in the form attached as Exhibit “A”; at an exercise price per share of $1.59.

1.3           Term.  This Agreement shall be effective upon the date set forth in the first paragraph of this Agreement and continue for three (3) months.

ARTICLE 2

GENERAL PROVISIONS

2.1           Entire Agreement.  This Agreement, including the exhibits hereto, represents the entire agreement between the parties on the specific subject matter hereof and supersedes all prior discussions, agreements and understandings of every kind and nature between them with respect thereto.  No modification or renewal of this Agreement will be effective unless in writing and signed by both parties.

2.2           Notices.  All notices under this Agreement shall be in English and shall be in writing and given by: (i) registered overnight airmail and (ii) telefax or email, addressed to the parties at the addresses immediately below their respective signatures hereto, or to such other address of which either party may advise the other in writing.  Notices will be deemed given when sent.

NOTICES:

Shirley:

Dennis McGonigal

8473 Bay Colony Drive, #403

Naples, FL 34108

Email: DMCGonigal@medline.com

(847) 226-9916

CareView:

CareView Communications, Inc.

c/o Steve Johnson

405 State Highway 121 Bypass, Suite B-240

Lewisville, TX  75067

Email:  sjohnson@care-view.com

972-943-6050

2.3           Force Majeure.  Neither party shall be in default hereunder by reason of any failure or delay in the performance of any obligation under this Agreement where such failure or delay arises out of any cause beyond the reasonable control and without the fault or negligence of such party.  Such causes shall include, without limitation, storms, floods, other acts of nature, fires, explosions, riots, war or civil disturbance, strikes or other labor unrests, embargoes and other governmental actions or regulations that would prohibit either party from performing any aspects of the obligations hereunder, delays in transportation, and inability to obtain necessary labor, supplies or manufacturing facilities.

2.4           Severability.  The illegality of unenforceability of any provision of this Agreement shall not affect the validity and enforceability of any legal and enforceable provisions hereof.

2.5           Applicable Law and Attorneys’ Fees.  This Agreement shall be construed and interpreted in accordance with, and governed by, the substantive laws of the State of Texas in the United States of America.  If either Party employs attorneys to enforce any rights arising out of or relating to this Agreement, the prevailing Party shall be entitled to recover reasonable attorney’s fees.

2.6           Waiver.  McGonigal and CareView agree that the failure of CareView or McGonigal at any time to require performance by the McGonigal or CareView of any of the provisions herein shall not operate as a waiver of the right of CareView or McGonigal to request strict performance of the same or like provisions, or any other provisions hereof, at a later time.

2.7           Headings.  Any headings used herein are for the convenience in reference only and are not part of this Agreement, nor shall they in any way affect the interpretation hereof.

IN WITNESS WHEREOF, CareView and McGonigal have caused this instrument to be duly executed as of the day and year first above written.

Dennis McGonigal

By:	/s/ Dennis McGonigal
Dennis McGonigal
an individual

CareView Communications, Inc.

By:	/s/ Steven Johnson
Steven Johnson
Its:	President/Chief Operating Officer